Exhibit 4.4

Group Fixed Deferred Annuity Election Form

[Product Marketing Name]	[Account grouping]
Certificate Owner Information

Last Name	First Name	MI	Social Security Number

Address – Number & Street			Email Address

City	State	Zip Code
			Mo	Day	Year	☐ Female ☐ Male
( )	( )
Home Phone	Work Phone		Date of Birth

Required Signature By signing below, I hereby elect to purchase this Group Deferred Annuity Certificate (“Certificate”). In doing so, I understand the following:

•	The Certificate provides for a Guaranteed Lifetime Benefit, but only if certain specified conditions are satisfied;

•	The Certificate has no cash value or surrender value;

•	The Certificate does not pay dividends or death benefits;

•	The Certificate Owner owns the Covered Fund; and

•	The Accounts and the investments of the Covered Fund are not assets of Great-West Life & Annuity Insurance Company

Source of Funds:

It is my intent to fund this Certificate with: (select only one):

☐ Funds from my Individual Retirement Account (“IRA”)

☐ Funds from the Roth IRA

☐ Funds from other Account:

             (please specify)

Initial Contribution: $

Certificate Owner Signature	Date

Owner forward to Service Provider at:

[Service Address]

[Phone#: 1-NNN-NNN-NNNN]

[Fax#: 1-NNN-NNN-NNNN]

For Agent Use Only:

Signature	Rep Code	Source Code	Lead Source	Date

GLWB-RBD-ele